Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE REDEMPTION AGREEMENT

This CONVERTIBLE PROMISSORY NOTE REDEMPTION AGREEMENT (this “Agreement”) is made and entered into effective as of November 12, 2024 (the “Effective Date”), among Forian Inc., a Delaware corporation (the “Company”), on the one hand, and each holder set forth on the signature page hereto (each individually a “Seller” and collectively the “Sellers”). The Company and each Seller are referred to individually as a “Party”, and collectively as the “Parties”.

BACKGROUND

A.          Each Seller is the holder of those certain 3.5% Convertible Promissory Notes Due 2025, dated September 1, 2021, as set forth on the signature page hereto (each, a “Note”, and collectively, the “Notes”) issued pursuant to that certain Note Purchase Agreement, dated September 1, 2021, by and between the Company and such Seller (the “Note Purchase Agreement” and, together with the Note, the “Note Documents”).

B.          The Company desires to repay and redeem the Note and each Seller desires to sell, assign and convey the Note to the Company, each upon the terms and subject to the conditions set forth herein.

C.          Capitalized terms used herein by not otherwise defined shall have the meaning ascribed to such terms in the Note Documents.

AGREEMENT

In consideration of the covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.            Note Redemption.

(a)        Notwithstanding Section 6(a) of each Note, the Company agrees to redeem and each Seller agrees to sell, assign and convey each Note set forth on the signature page attached hereto for the aggregate purchase price set forth on the signature page hereto (the “Redemption Price”) effective as of the Effective Date.

(b)        The Redemption Price shall be paid on the Effective Date (the “Closing”) to each Seller by the Company by wire transfer of immediately available funds, in accordance with the written instructions of Seller set forth on the signature page hereto.

(c)        Upon receipt by each Seller of the Redemption Price, such Seller’s Note shall be deemed fully paid and satisfied by the Company, and the Loan Amount and all accrued interest shall be deemed paid in its entirety and the Note shall be deemed cancelled and discharged, without the need for surrender thereof (the “Redemption”).

(d)        The terms of this Agreement shall, in the event of any conflict with the terms of the Note Documents, supersede such conflicting terms contained in Note Documents.

2.            Representations and Warranties of Sellers. Each Seller hereby represents and warrants to the Company that:

(a)       Seller has the right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

(b)        Seller’s execution hereof and the consummation of the transactions contemplated hereby will not (i) result in a violation of Seller’s organization documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which Seller is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Seller or by which any property or asset of Seller is bound or affected.

(c)         Seller (i) is the sole, true and lawful beneficial and record owner of the Note and no other entity or person has a direct or indirect interest in the Note; (ii) has good and marketable title to the Note, free and clear of any security interests, liens, claims, charges, encumbrances, equities, options, warrants or rights to purchase or otherwise acquire the Note or any portion thereof (collectively, “Liens”); (iii) is not a Party to or bound by any agreement affecting or relating to its right to transfer the Note hereunder; and (iv) is not subject to any prior agreements, covenants or other restrictions that would prevent Seller from entering into or fully performing its obligations under this Agreement.

(d)         Seller (i) is capable of evaluating the merits and risks of Seller’s decision to sell the Note, has read the Agreement and understands and assents to the terms and conditions herein; (ii) has had an opportunity to ask questions of the Company and has made a full evaluation of the risks and merits of the Redemption; (iii) understands and acknowledges that the value of the Company, and therefore the value of the shares issuable upon conversion of the Note, may appreciate in the future and that upon and by virtue of the Redemption, Seller will be precluded from sharing in such appreciation; and (iv) acknowledges that the Redemption Price is fair and reasonable consideration for the Note, regardless of whether the Company may be in possession of any information regarding the Company that has not been shared with Seller.

(e)        Seller has made its own decision to consummate the transactions contemplated under this Agreement based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it in its sole discretion deemed necessary or appropriate in connection with the Redemption and without reliance on any representation or warranty of, or advice from, the Company, or the actions of any other holder of Notes. Seller has had an opportunity to review the federal, state and local tax consequences of the Redemption with Seller’s own tax advisors understands that Seller (and not the Company) shall be responsible for Seller’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

3.           Representations and Warranties of the Company. The Company hereby represents and warrants to each Seller that:

(a)        The Company has the right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the Company’s legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

(b)         The Company’s execution hereof and the consummation of the transactions contemplated hereby will not (i) result in a violation of the Company’s organization documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

4.          Further Assurances. At the Closing and at any time thereafter, each of the Company and each Seller covenants and agrees to take such further actions, and execute and deliver such other assignments, bills of sale, endorsements, transfers and other instruments of transfer and conveyance in such form, including warranties of title, as Seller or the Company shall reasonably request in order to more fully evidence or effectuate the transactions contemplated by this Agreement, including as may be necessary to perfect title of the Company to the Note.

5.          Release and Waiver. For and in consideration of the Redemption and the other covenants and promises set forth in this Agreement, each Seller, on its behalf, and the Company, on its behalf, and in each case their respective affiliates, subsidiaries, parents, predecessors, successors, assigns, trustees, creditors, insurers and fiduciaries and its and their respective directors, managers, officers, employees, partners, equity holders, members, beneficiaries, administrators, attorneys, representatives or agents, past, present and future (the “Releasing Parties”), hereby fully and finally releases, acquits and forever discharges the Company, on the one hand, and such Seller, on the other hand, and each of their respective affiliates, subsidiaries, parents, predecessors, successors, assigns, trustees, creditors, insurers and fiduciaries and its and their respective directors, managers, officers, employees, partners, equity holders, members, beneficiaries, administrators, attorneys, representatives or agents, past, present and future (collectively, the “Released Parties”) from any and all actions, debts, claims, counterclaims, demands, liabilities, damages, causes of action, costs, expenses, and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity, whether known or unknown, which such Releasing Parties, or any of them, had, has, or may have had at any time in the past until and including the Effective Date against the Released Parties, or any of them, that relate to or arise out of the ownership of the Note or Seller’s rights or status as a debt holder of the Company (collectively, “Claims”). The released Claims include (i) any and all claims relating to, or arising from, any proposed or actual purchase, sale or ownership of the Note, including any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; and (ii) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Seller as a result of this Agreement. The Released Parties are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Notwithstanding any provision of this Section 5 to the contrary, the provisions hereof shall not release claims made by Seller for breach of this Agreement. Seller understands and acknowledges that the significance and consequence of this waiver is that even if Seller or its attorneys or agents discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Agreement such that Seller should eventually suffer additional damages, Seller will not be able to make any claim for those damages. Furthermore, Seller and the Company each acknowledges that Seller and the Company each intends these consequences even as to claims for damages that may exist as of the date of this Agreement but of which Seller or the Company, as applicable, is unaware and which, if known, would materially affect Seller’s or the Company’s, as applicable, decision to execute this Agreement, regardless whether such lack of knowledge is the result of ignorance, oversight, error, negligence or any other cause.

6.           Covenant Not To Sue. Each Seller and the Company further agrees not to institute any litigation, lawsuit, claim, proceeding or action against the Company or any Seller or any other Released Party with respect to any and all Claims released in Section 5 of this Agreement.

7.            Entire Agreement; Assignment; Amendment. This Agreement and the documents and instruments referred to herein and to be delivered pursuant hereto: (a) constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and (b) shall not be assigned, by operation of law or otherwise, by either Party without the prior written consent of the other Party. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties hereto.

8.           Severability. If any provision or any part of any provision of this Agreement shall be determined to be invalid, unenforceable or illegal for any reason, such provision shall be entirely severable from, and shall have no effect upon, the remainder of this Agreement. Any such invalid, unenforceable or illegal provision shall be subject to partial enforcement to the extent necessary to protect the intent of the Parties hereto. The Parties further agree to alter the balance of this Agreement in order to render the same valid and enforceable.

9.          Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without respect to principles of choice or conflict of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each Seller and the Company hereby irrevocably and unconditionally agrees to be subject to, and hereby consents and submits to, the jurisdiction of the state or federal courts located in the State of Delaware.

10.         Expenses. Each Party shall pay its respective expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby.

11.          Survival. The representations and warranties made by the Parties under this Agreement, together with the provisions of this Agreement which, by their meaning or content, are intended to survive the Closing, including Sections 4 through 6 of this Agreement, shall survive the Closing.

12.          Public Announcement. No Party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other Parties’ written consent, except as may be required by applicable law (including applicable rules and regulations of the U.S. Securities and Exchange Commission) or stock exchange regulation; provided, however, that in no event will the identity of any Seller be publicly disclosed unless approved in advance in writing by such Seller.

13.          Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity may require. Any agreement, instrument or law defined or referred to herein means such agreement, instrument or law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person or entity are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the U.S. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring by virtue of the authorship of any provisions of this Agreement.

14.          Counterparts; Delivery. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and all of which taken together shall constitute one and the same Agreement. This Agreement may be executed and delivered by PDF transmission.

[Signatures Follow]

IN WITNESS WHEREOF, each of the Parties hereto has duly executed this Convertible Promissory Note Redemption Agreement to be effective as of the Effective Date.

COMPANY:

FORIAN INC.

By:
Name:	Max Wygod
Title:	Chief Executive Officer

SELLER:

By:
Name:
Title:

Note No. __ / Principal Amount:	$
Aggregate Redemption Price:	$
Seller Wire Instructions: